Exhibit 23.1

Consent of Independent Public Accountants

To Old Kent Financial Corporation:

As independent public accountants, we hereby consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Form S-4 Registration Statement of our report dated January 14, 2000, included in Old Kent Financial Corporation's Annual Report on Form 10-K for the year ended December 31, 1999 and to all references to our Firm included in this Registration Statement.

s/Arthur Andersen LLP

Chicago, Illinois
  August 31, 2000